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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         Agreement made, effective as of this 3rd day of November, 1998, by and between Del Mar Mortgage, Inc., a Nevada corporation (hereinafter referred to as "Company"), and Steve Byrne (hereinafter referred to as "Employee").



                                    RECITALS

         The parties recite and declare:

         A. Company desired to retain Employee as its Chief Loan Officer for the operation of the mortgage broker business in the State of Nevada.

         B. Employee desires to act as such Chief Loan Officer for the operation of a mortgage broker in the State of Nevada.

         In consideration of the mutual covenants and agreements contained in this agreement, the parties agree as follows'

                                       SECTION ONE

                                 APPOINTMENT OF EMPLOYEE

         A. Company hereby employs Employee to serve as its Chief Loan Officer for the operation of a mortgage broker business in the State of Nevada and to perform such other duties as may be determined from time to time.

         B. Employee hereby accepts such appointment and agrees to observe all terms and conditions of this agreement.

                                       SECTION TWO

                                       COMPENSATION

         Company agrees to pay Employee for his services as follows:

         A. A salary of $60,000.00 annually, paid in equal bi-monthly installments.

         B. A commission/incentive plan as follows: Three eighths of one percent (0.375%) monthly on Nevada loan volume from $3,000,000.00 and above. Incentives shall be paid to the Employee monthly.

         C.       Health insurance for Employee within 90 days of employment.

         D.       All other benefits offered by employer to its other employees.


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                                      SECTION THREE

                                  OBLIGATIONS OF COMPANY

          A. Employer shall pay for all approved business development and operating expenses of the business. All loans and contracts are subject to acceptance of the employer at its discretion, and no loan or contract shall be binding until so accepted and approved.


                                       SECTION FOUR

                                    DUTIES OF EMPLOYEE

         A. Employee shall use his best efforts and entire time during usual business hours to promote and solicit the business of employer actively and diligently. Employee may maintain his interest in Cap Source, Inc., which is a Nevada licensed mortgage company.

         B. Employee shall maintain appropriate records and accounts as required by governmental and licensing authorities and employer.

         C. Employee shall return to employer immediately upon demand after the termination of this agreement, in good condition, any and all documents and accounts held or maintained for the benefit of the employer.

         D. Employee shall conduct himself and his business activities at all times so as to not detract from, or reflect adversely on the reputation of employer and its services; and, after the termination of this agreement, not to defame or disparage employer or its business, or services, or its officers) nor engage in any unfair trade practices toward employer.

         E. Employee shall treat as confidential any information obtained by him concerning the customers or sales personnel of company or its business, lists of investors and borrowers, services, products, techniques, methods, systems, pricing, plans, or policies; and will not during his employment, or at any time after such employment, disclose such information in whole or in part to any person, firm, corporation, or other entity for any reason or purpose whatsoever.

                                  SECTION FIVE

                                 NON-COMPETITION

         Employee agrees that during the term of this agreement and for a period of two (2) years following the termination of this agreement, he will not, directly or indirectly, either as an individual or on his own account, or as a partner, employee, agent, manager, regional employee, employee, or salesperson of or for any person, firm, association, corporation, or other entity, or as an officer, director, or shareholder of a closely held corporation, as defined below, engage in any or all of the following activities within Clark County, Nevada and within the distance of 100 miles from the nearest point to the outer boundary of such location:

         A. Enter into or engage in any business that competes with company's business except as already performed by Cap Source. Company is primarily engaged in the business of mortgage brokering or solicitation or collection of monies to be secured by deeds of trust or other secured real estate related investments.

         B. Solicit employer customers, business, patronage, or contacts for or market or sell any services or products in the above-defined areas for himself or for any person, firm, association, corporation, or other entity engaged in a business that competes with employer's business as



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defined above, or supervise others engaged in such activities. Except customers or clients of Cap Source which is a business owned and operated by Employee prior to employment with employer.

         C. Enter into or engage in any discussion or negotiation, or assist in such actions to encourage clients, employees, agents, managers, or employees to disassociate their relationship with employer in order to engage in any business that competes with employer's business, except what is already performed by Cap Source.

         D. Promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity engaged in a business that competes with employer's business, except what is already performed by Cap Source.

         This covenant on the part of employee is of the essence of this agreement; it shall be construed as independent of any other provision of this agreement, and the existence of any claim or cause of action of employee against company, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by employer of this covenant.


                                   SECTION SIX

                                   TERMINATION


         A. Within the first ninety (90) days of employment, either party may terminate this agreement with one (1) day written notice.

         B. After the initial ninety (90) day period, should Employer terminate this agreement, Employer shall pay to Employee a severance of equal to six (6) months salary from the date of the written notice of termination, and any commission/incentive due to Employee or any closed loan or loan in process. A commission on a loan in process will not be paid unless, and until, the loan closes.

         C. Should Employer be sold to a third party entity, this agreement shall be non-temimable by the new third party owners for a period of three (3) years from the date of the sale. A third party entity shall mean any entity which is not owned in whole or in part by Michael Shustek or his affiliate entities, A third party entity shall specifically not include a public offering by Employer or related, affiliated company or the present merger/sale to CFI.

         D. Either party shall have the right, at any time, to cancel and terminate tills agreement by giving at least thirty (30) days notice to the other party. Employee is an at will employee as that term is defined under Nevada law.

                                  SECTION SEVEN

                                   ASSIGNMENT

         The rights of each party under this agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party.



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                                  SECTION EIGHT

                             LAW TO GOVERN CONTRACT

         It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada.


                                  SECTION NINE

                                ENTIRE AGREEMENT

         This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated in this agreement.

                                   SECTION TEN

                                 MODIFICATION OF

                                    AGREEMENT

         Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                                 SECTION ELEVEN

                                    NO WAIVER

         The failure of either party to this agreement to insist upon the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                                 SECTION TWELVE

                                 ARBITRATION OF

                                    DISPUTES

         All disputes, claims, and questions regarding the rights and obligations of the parties under the terms of this agreement are subject to arbitration. Either party may make a demand for arbitration by filing such demand in writing with the other party after the dispute first arises. Thereafter, arbitration shall be conducted by rules and procedures of the

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American Arbitration Association.

                                SECTION THIRTEEN

                                  ATTORNEY FEES

         In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.


                                SECTION FOURTEEN

                                EFFECT OF PARTIAL

                                   INVALIDITY

         The invalidity of any portion of this agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

                                 SECTION FIFTEEN

                               PARAGRAPH HEADINGS

         The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.




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                                 SECTION SIXTEEN

         In witness whereof, each party to this agreement has caused it to be executed at Las Vegas, Nevada on the date indicated below.

                                             EMPLOYEE:



----------------------------
                                             STEVE BYRNE



                                             EMPLOYER:



----------------------------
                                             MIKE SHUSTEK - President



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